UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2012

POWERWAVE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21507	11-2723423
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 E. St. Andrew Place

Santa Ana, CA 92705

(Address of principal executive offices)

Registrant’s telephone number, including area code: (714) 466-1000

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05	COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVIES.

On September 6, 2012, Powerwave Technologies, Inc. (the “Company”) committed to a new restructuring plan targeted at lowering its breakeven targets, conserving its cash and reducing its operating and manufacturing cost structure. The plan consists primarily of targeted headcount reductions as well as office closures. On September 6, 2012, the Company began the initial implementation of this restructuring plan. The Company expects the workforce reductions to impact approximately 120 employees worldwide, and anticipates that the workforce reductions will be implemented during the third and fourth quarters of fiscal year 2012, depending on specific employee notification requirements in various countries.

This action will result in both cash and non-cash charges, which are expected to impact the Company’s income statement in the third and fourth quarters of fiscal 2012. The total accounting charges and cash expenditures related to the new restructuring plan are currently estimated to range between $2.0 million and $4.0 million, which principally relate to severance and other employee related costs that the Company expects to pay over the next 12 months in connection with the workforce reductions as well as the remaining lease obligations for closed operating locations, primarily office space.

Forward Looking Statements

The foregoing statements regarding the timing and amount of the expected headcount reductions, restructuring charges and cash expenditures and the impact of the restructuring charges and cash expenditures on the Company’s financial statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Reform Act of 1995. These forward-looking statements are based on information available to the Company as of the date of this Current Report and management’s views and assumptions regarding future events as of the date of this Current Report and are subject to risks and uncertainties which could cause the outcome of future events to differ materially from those assumed or intended. Such potential risks and uncertainties include the inability to complete the contemplated workforce reductions as planned, and the impact of complex and evolving labor laws in various countries and those additional risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 2012, and its Quarterly Reports on Form 10-Q for the quarterly periods ended April 1, 2012 and July 1, 2012, which were filed with the Securities and Exchange Commission, (“SEC”) on February 27, 2012, May 11, 2012 and August 10, 2012, respectively, as well as the other risks and uncertainties discussed from time to time in the Company’s other reports filed with the SEC. The Company urges all interested parties to read these reports carefully to gain a better understanding of the many business and other risks that the Company faces. The Company expressly disclaims any intent or obligation to update any forward looking statements after the date of this Current Report, whether as a result of new information, future results or otherwise, or to conform such statements to actual results or to changes in our opinions or expectations, in each case except as required by applicable law or the rules of the NASDAQ Stock Market.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2012		POWERWAVE TECHNOLOGIES, INC

	By:	/s/ Kevin T. Michaels
Kevin T. Michaels
Chief Financial Officer